EXHIBIT 10.7


UNANIMOUS CONSENT OF BOARD OF DIRECTORS
IN LIEU OF SPECIAL MEETING
November 18, 1997

RESOLVED, that Future Petroleum Corporation is hereby authorized to enter into certain contracts, the terms of which are stated below, with the following individuals:

B. Carl Price;
Robert Price;
Don Wm. Reynolds.

These contracts are for a term of five (5) years from November 18, 1997. This unanimous consent agreement will also serve as the contracts between Future Petroleum Corporation and the above individuals.

In consideration for his services, Mr. Don Wm. Reynolds is guaranteed an annual sum of not less than $18,000. Mr. Reynolds is granted the right to use one hundred percent (100%) of this sum to purchase Future Petroleum Corporation restricted common stock. The purchase price per share for stock purchased under this right through January 31, 1998, is the average midpoint price between bid and ask for the five (5) days prior to November 18, 1997, which is forty-two cents ($0.42) and shall be prorated from November 18, 1997, to December 31, 1997. The price per share for stock purchased under this right after January 31, 1998, will be the average midpoint price between bid and ask for the five
(5) days prior to the agreed date of payment. Payment shall be made on an annual basis by January 31 following the year of service. The Corporation reserves the right to make payment to Mr. Reynolds in stock in lieu of cash. Mr. Reynolds is granted the right to receive the total amount of his annual compensation for 1998 at any time prior to January 31, 1998. The stock will be registered at the time it is issued in lieu of cash payment.

IN WITNESS WHEREOF, the undersigned have executed this unanimous consent, in one or more counterparts, as of the 18th day of November, 1997.

FUTURE PETROLEUM CORPORATION          AGREED TO BY:

By /s/ B. Carl Price
B. Carl Price

By /s/Robert Price
Robert Price

By /s/ Don Wm. Reynolds
Don Wm. Reynolds

By /s/Charles Dean Laudeman
Charles Dean Laudeman

By /s/ D. William Reynolds, Jr.
D. William Reynolds, Jr.